Exhibit 99.1

Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces First Quarter 2022 Results

New York City, NY – May 4, 2022 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended March 31, 2022.

Reported GAAP net income (loss) of $(22.5) million or $(0.99) per diluted share for the three months ended March 31, 2022 compared to $(72.9) million or $(2.31) per diluted share for the three months ended December 31, 2021. Fully converted(1) GAAP net income (loss) of $(22.5) million or $(0.30) per diluted share for the three months ended March 31, 2022 compared to $(72.9) million or $(0.93) per diluted share for the three months ended December 31, 2021.

Reported Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure) of $40.1 million or $0.39 per fully converted share(1) for the three months ended March 31, 2022 compared to $48.2 million or $0.52 per fully converted share(1) for the three months ended December 31, 2021.

First Quarter 2022 Summary

•	Produced a first quarter GAAP ROE of (7.2)% and a Run-Rate Distributable Earnings ROE of 9.3%

•	Book value of $16.50 per fully converted share(1)
•	Declared first quarter common stock cash dividend of $0.355 representing an 8.6% yield on book value
•	Core portfolio ended the quarter at $4.6 billion of principal balance
•	Fair market value of the residential adjustable-rate mortgage (“ARM”) portfolio was $1.9 billion compared to $4.6 billion at December 31, 2021 and was further reduced to $649 million as of May 3, 2022
•	Closed a $1.2 billion managed Commercial Real Estate Collateralized Loan Obligation (“FL8 CRE CLO”) with a two-year re-investment period, initial advance rate of 80% and a weighted average interest rate of SOFR+1.72% before transaction costs

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “Our core commercial real estate strategy performed well during the quarter producing a Run-Rate Distributable Earnings ROE of 9.3%. However, market conditions created a challenging backdrop during the first quarter for our residential ARM assets. We made significant progress in decreasing the ARM portfolio with a $2.6 billion principal reduction, bringing the portfolio to $1.9 billion at quarter-end. It was further reduced to approximately $649 million as of May 3, 2022, representing a 91% decline since we took over the portfolio. We are excited that the transition of Capstead’s residential ARM assets into our higher yielding commercial real estate lending opportunities is nearly complete and that our future results will be more indicative of our core strategy.”

Further commenting on our results, Michael Comparato, Head of Commercial Real Estate of BSP, added, “Our originations grew at a healthy rate during the first quarter, which is supportive of our outlook for the year. Additionally, our pipeline remains robust heading into the second quarter. We will continue to operate with flexibility to take advantage of attractive investment opportunities as they arise.”

Portfolio and Investment Activity

Core portfolio: For the quarter ended March 31, 2022, we closed $603 million of loan commitments, funded $640 million of principal balance on new and existing loans and received loan repayments of $321 million. This activity resulted in net core portfolio growth of $319 million. Our core portfolio at the end of the quarter had 166 loans with an aggregate principal balance of approximately $4.6 billion. The average loan size was $27 million. Over 99% of our aggregate principal balance is in senior mortgage loans with approximately 98% in floating rate loans. When looking at the sector composition of our portfolio, approximately 72% is collateralized by multifamily properties. As of March 31, 2022, we had one non-performing loan.

(1) Fully converted per share information in this press release assumes applicable conversion of our RSUs and Series C, Series D and Series F preferred shares to common shares.

Residential ARM portfolio: As of March 31, 2022, the value of the Company’s residential ARM Agency Securities portfolio was $1.9 billion. The reduction in the value of this portfolio in the first quarter is due in part to (i) $339 million of principal paydowns and (ii) $2.2 billion of sales. During that period, the Company experienced trading losses of $88.4 million related to these assets. Mark to market adjustments on the ARM portfolio were the principal difference between GAAP net income and distributable earnings.

Conduit: For the quarter ended March 31, 2022, we closed $150 million of fixed rate loans that we sold or plan to sell through our conduit program. For the same period, we sold $76 million of conduit loans for a gain of $1.9 million gross of derivatives.

Financing: On February 15, 2022, the Company closed a $1.2 billion managed CRE CLO. The FL8 CRE CLO featured a two-year reinvestment period with an initial advance rate of 80% and a weighted average interest rate of SOFR+1.72% before accounting for transaction costs.

Book Value

As of March 31, 2022, book value was $16.50 per fully converted common share(1).

Share Purchase Program

During the quarter, Benefit Street Partners L.L.C. (the “Advisor”), the Company’s external manager, purchased 572,940 shares of the Company’s common stock for an aggregate of $7.5 million at an average gross price of $13.15 per share, inclusive of any broker’s fees or commissions, under the $35 million open market share purchase program that the Advisor agreed to implement in connection with the Company’s acquisition of Capstead. From April 1, 2022 through May 3, 2022, the Company’s advisor purchased an additional 900,098 shares for $12.1 million at an average gross price of $13.45 per share, inclusive of any broker’s fees or commissions, leaving $15.4 million remaining under the Advisor’s program. The Company’s board of directors has authorized a $65 million share repurchase program that will become operative following the conclusion of the Advisor’s program.

Second Quarter 2022 ARM Portfolio Update

As of May 3, 2022, the value of the Company’s residential ARM Agency Securities portfolio was $649 million. From April 1, 2022 to May 3, 2022, the Company experienced losses of $6.9 million related to the ARM Agency Securities portfolio as a result of net trading losses totaling $15.4 million related to principal paydowns, changes in market price and losses on sales of securities, net of portfolio related derivative gains of $8.6 million.

Distributable Earnings and Run-Rate Distributable Earnings

Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over our expected useful life of our CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMS, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash incentive fee accruals, (vi) certain other non-cash items, (vii) loan workout expenses the Company deems likely to recover and non-recurring in nature, and (viii) impairments of non-financial assets related to the Capstead merger. Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities.

We believe that Distributable Earnings provides meaningful information to consider in addition to our GAAP results. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, overtime, Distributable Earnings has been an indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is one of the performance metrics we consider when declaring our dividends. We believe Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of our core businesses, net of the impacts of the trading and derivative gain/loss on the residential adjustable-rate mortgage securities we acquired from Capstead that we are currently in the process of liquidating from our portfolio.

(1) Fully converted per share information in this press release assumes applicable conversion of our RSUs and Series C, Series D and Series F preferred shares to common shares.

Distributable Earnings does not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

Please refer to the financial statements and reconciliation of GAAP net income to distributable earnings included at the end of this release for further information.

Supplemental Information

The Company has published a supplemental earnings presentation for the quarter ended March 31, 2022 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.

Conference Call and Webcast

The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, May 5, 2022 at 10:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10165548/f24b6754d8. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.

The call will also be accessible via live webcast at https://ccmediaframe.com?id=iV3JH1Li. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.

An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2022, FBRT had over $7.1 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Templeton. For further information, please visit www.fbrtreit.com.

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the continuing adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Company, its borrowers, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences of the virus and its variants, the speed, effectiveness and adoption of vaccine (including boosters) and treatment developments and the direct and indirect economic effects of the pandemic and containment measures, among others.

Our forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Cash and cash equivalents	$117,064	$154,929
Restricted cash	12,467	13,270
Commercial mortgage loans, held for investment, net of allowance of $14,933 and $15,827 as of March 31, 2022 and December 31, 2021, respectively	4,530,451	4,211,061
Commercial mortgage loans, held for sale, measured at fair value	107,978	34,718
Real estate securities, trading, measured at fair value	1,949,336	4,566,871
Derivative instruments, measured at fair value	478	436
Other real estate investments, measured at fair value	—	2,074
Receivable for loan repayment (1)	204,833	252,351
Accrued interest receivable	24,787	30,109
Prepaid expenses and other assets	18,430	13,595
Intangible lease asset, net of amortization	47,752	48,472
Real estate owned, net of depreciation	89,473	90,048
Cash collateral receivable from derivative counterparties	9,106	56,767
Total assets	$7,112,155	$9,474,701
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,883,887	$2,162,190
Repurchase agreements - commercial mortgage loans	522,890	1,019,600
Repurchase agreements - real estate securities	1,714,541	4,178,784
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	40,199	37,903
Unsecured debt	98,620	148,594
Derivative instruments, measured at fair value	3,753	32,295
Interest payable	3,309	2,692
Distributions payable	36,735	30,346
Accounts payable and accrued expenses	12,857	12,705
Due to affiliates	21,898	17,538
Total liabilities	$5,362,687	$7,666,645
Commitment and contingencies (See Note 10)
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	6,973	6,971
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	89,691	89,684
Equity:
Preferred stock, $0.01 par value, 10,000,000 authorized and none issued or outstanding as of March 31, 2022 and December 31, 2021, respectively		—
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	258,742	258,742
Series F Preferred stock, $0.01 par value, 40,000,000 authorized and 39,733,299 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	710,431	710,431
Common stock, $0.01 par value, 900,000,000 shares authorized, 44,471,127 and 43,965,928 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	441	441
Additional paid-in capital	903,855	903,264
Accumulated other comprehensive income (loss)	—	(62)
Accumulated deficit	(226,429)	(167,179)
Total stockholders' equity	$1,647,040	$1,705,637
Non-controlling interest	5,764	5,764
Total equity	$1,652,804	$1,711,401
Total liabilities, redeemable convertible preferred stock and equity	$7,112,155	$9,474,701

__________________________________

(1) Includes $177.4 million and $187.0 million of cash held by servicer related to the CLOs as of March 31, 2022 and December 31, 2021, respectively, as well as $27.4 million and $65.3 million of RMBS principal paydowns receivable as of March 31, 2022 and December 31, 2021, respectively.

FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Income:
Interest income	$75,258	$42,237
Less: Interest expense	22,480	11,369
Net interest income	52,778	30,868
Revenue from real estate owned	2,312	716
Total income	$55,090	$31,584
Expenses:
Asset management and subordinated performance fee	6,745	5,416
Acquisition expenses	315	153
Administrative services expenses	3,353	3,474
Professional fees	6,659	1,997
Depreciation and amortization	1,295	406
Other expenses	1,762	495
Total expenses	$20,129	$11,941
Other (income)/loss:
Provision/(benefit) for credit losses	(955)	(2,331)
Realized (gain)/loss on sale of real estate securities	—	1,060
Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value	(1,889)	(6,630)
Realized (gain)/loss on other real estate investments, measured at fair value	33	—
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	939	(479)
Unrealized (gain)/loss on other real estate investments, measured at fair value	(4)	(6)
Trading (gain)/loss	88,435	—
Unrealized (gain)/loss on derivatives	4,963	(2,109)
Realized (gain)/loss on derivatives	(34,030)	(1,978)
Total other (income)/loss	$57,492	$(12,473)
Income before taxes	(22,531)	32,116
Provision/(benefit) for income tax	(24)	1,970
Net income/(loss)	$(22,507)	$30,146
Net income/(loss) applicable to common stock	$(43,518)	$23,408

Basic earnings per share	$(0.99)	$0.53
Diluted earnings per share	$(0.99)	$0.53
Basic weighted average shares outstanding	43,956,965	44,290,177
Diluted weighted average shares outstanding	43,956,965	44,306,065

FRANKLIN BSP REALTY TRUST, INC.

RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS

(In thousands, except share and per share data)

(Unaudited)

The following table provides a reconciliation of GAAP net income to Distributable Earnings as of March 31, 2022 and March 31, 2021 (amounts in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021
GAAP Net Income	$(22,507)	$30,146
Adjustments:
CLO amortization acceleration (1)	(977)	(695)
Unrealized (gain)/loss on financial instruments (2)	5,898	(2,594)
Unrealized (gain)/loss reversal - ARMs	27,462	—
Incentive fees	—	1,661.18
Depreciation and amortization	1,295	406
Increase/(decrease) in provision for credit losses	(955)	(2,331)
Loan Workout Charges (3)	1,900	—
Impairment losses on real estate owned assets	—	—
Realized trading and derivatives gain/loss on ARMs	28,029	—
Run-Rate Distributable Earnings (4)	$40,145	$26,593

Realized trading and derivatives gain/loss on ARMs	(28,029)	—
Distributable Earnings	$12,116	$26,593
Average Equity	$1,519,569	$1,023,213
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$4,842	$—
GAAP Common ROE	(7.2)%	11.8%
Run-Rate Distributable Earnings ROE	9.3%	10.4%
Distributable Earnings ROE	1.9%	10.4%
GAAP Net Income Per Share, Fully Converted	$(0.30)	$0.53
Run-Rate Distributable Earnings Per Share, Fully Converted	$0.39	$0.47
Distributable Earnings Per Share, Fully Converted	$0.08	$0.47

(1)	Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.

(2)	Adjusted for unrealized gains and losses on loans and derivatives.

(3)	Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered and is non-recurring in nature.

(4)	Distributable Earnings before trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).